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Exhibit 10.33

BRIDGEPOINT EDUCATION, INC.

AMENDMENT TO STOCK OPTION AWARD UNDER
AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

Name of Optionee:
Option No.
Date of Grant:

BACKGROUND

        A.    On the Date of Grant, the Optionee received from Bridgepoint Education, Inc., a Delaware corporation (the "Company"), the above-referenced stock option award (the "Option Award") pursuant to the Company's Amended and Restated 2005 Stock Incentive Plan (the "2005 Plan"). The Option Award was documented pursuant to a Notice of Grant of Stock Option and Stock Option Agreement (the "Agreement"), which was signed by the Company and the Optionee.

        B.    On March 28, 2009 (the "Modification Date"), the Company's Board of Directors amended the Option Award to provide for an additional vesting condition for the "Exit Options" contemplated by the Option Award such that, in the event of a Liquidity Event that is the initial public offering of the Company's equity securities to the general public ("IPO"), the number of shares underlying the "Exit Options" that would not have vested upon the closing of the IPO, under the initial terms of the Agreement, would instead vest in full upon the closing of the IPO.

        C.    Pursuant to Section 15 of the 2005 Plan, the Company's Board of Directors may at any time amend the Option Award so long as the amendment does not materially impair the rights of the Optionee.

        D.    Capitalized terms used herein and not otherwise defined have the meaning ascribed thereto in the Agreement.

        NOW, THEREFORE, to reflect the amendment to the Option Award made by the Company's Board of Directors on the Modification Date, the Agreement is hereby amended as follows:

1.    Additional Vesting Condition.    The definition of "Warburg Exit Percentage" specified in the Agreement under "Vesting Schedule—Exit Options—Definitions for Exit Options" is hereby amended to read in its entirety as follows:

        "Warburg Exit Percentage" means:

          (a)   in the case of a Liquidity Event, the sum of:

            (1)   a percentage equal to 100 multiplied by the quotient of:

                (i)  the aggregate amount of equity securities of the Company that the Warburg Investors sell in connection with such Liquidity Event (determined on a fully diluted basis); divided by

               (ii)  the aggregate amount of equity securities of the Company acquired by the Warburg Investors in connection with their purchase of equity in the Company, in each case, as adjusted for changes in capitalization; plus

            (2)   in the event the Liquidity Event is the IPO, an additional percentage amount equal to the excess of (i) 100%, over (ii) the Warburg Exit Percentage that would have been calculated under paragraph (a)(1) above if the Liquidity Event were not the IPO (such additional percentage amount, "Additional Vesting Amount"); and

          (b)   in the case of a Change in Control, 100% less the sum of each Warburg Exit Percentage applicable to any Liquidity Event occurring prior to such Change in Control.

        For sake of clarity, any equity securities sold by the Warburg Investors in the IPO pursuant to the exercise of any over-allotment option granted in favor of the underwriters shall be deemed sold "in connection with" the Liquidity Event/IPO under paragraph (a)(1)(i) above if such equity securities are sold at the initial closing of the IPO (and shall not be deemed included in the Additional Vesting Amount). On the other hand, any equity securities sold by Warburg Pincus in the IPO pursuant to the exercise of any over-allotment option granted in favor of the underwriters shall not be deemed sold "in connection with" the Liquidity Event/IPO under paragraph (a)(1)(i) above if such equity securities are sold after the initial closing of the IPO (and shall be deemed included in the Additional Vesting Amount).

2.    No Other Changes.    Other than the specific amendments contemplated under this Amendment, the Agreement shall otherwise remain unchanged and in full force and effect.

Bridgepoint Education, Inc.
By:
Name: Title:

2

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  Exhibit 10.33
BRIDGEPOINT EDUCATION, INC.
AMENDMENT TO STOCK OPTION AWARD UNDER AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN